ASSIGNMENT AND ASSUMPTION AGREEMENT

(Convertible Promissory Notes)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of this 2nd day of May, 2013, by and between Investview, Inc., a Nevada corporation ("Assignor"), Fortified Management Group, LLC, a New York limited liability company ("Assignee") Richard L’Insalata, Todd Tabacco and Derek Tabacco.

WHEREAS, in connection with the acquisition of Instilend Technologies Inc. (“Instilend”), the Company issued Convertible Promissory Notes to Richard L’Insalata, Todd Tabacco and Derek Tabacco (the “Note Holders”) in the aggregate principal amount of $500,000 (the “Notes”), which are attached hereto as Exhibit A,

WHEREAS, Assignor and Assignee have agreed to execute and deliver this Assignment in order to assign to Assignee all of Assignor's responsibilities and obligations to and under the Notes thereby releasing the Assignor of any and all obligations and liabilities under the Notes; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

SECTION 1. Assignment. Pursuant to the terms and conditions of the Notes, Assignor hereby assigns to Assignee all of Assignor' rights, title and interest in, to and under the Notes.

SECTION 2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to pay, perform, discharge, indemnify and hold Assignor, its successors and assigns harmless from and against all the obligations of Assignor under the Notes.

SECTION 4. Conversion. In the event that the Note Holders elect to convert the Notes into shares of common stock of Assignor in accordance with the terms of the Notes at $8.00 per share, Assignor will allow such conversion but only in the event that a cash payment equal to the conversion amount is made by Assignee to Assignor. The Note Holder will only be entitled to make such conversion upon receipt of the aforementioned cash payment.

SECTION 4. Further Assurances. Assignor agrees from time to time, upon the request of Assignee, to execute, acknowledge and deliver all such further instruments or perform all such further acts as may be reasonably necessary or desirable in connection with the assignment of the Notes as provided herein. Assignee agrees from time to time, upon the request of Assignor, to execute, acknowledge and deliver all such further instruments or perform all such further acts as may be reasonably necessary or desirable, in connection with the assumption by Assignee of the liabilities, duties and obligations of Assignor under the Notes as provided herein.

SECTION 5. Release. Each of the Note Holders does hereby for himself, herself, or itself, as applicable, and for his, her or its heirs, representatives, attorneys, executors, administrators, successors and assigns, release, acquit and forever discharge the Assignor, together with its parents, subsidiaries, affiliates, predecessors, and successor corporations and business entities, past, present and future, and its and their agents, directors, officers, employees, shareholders, insurers and reinsurers, and employee benefit plans (and the trustees, administrators, fiduciaries, agents, insurers, and reinsurers of such plans) past, present and future, and their heirs, executors, administrators, predecessors, successors, and assigns from any and all actions, causes of action, obligations, costs, expenses, attorneys’ fees, damages, losses, claims, liabilities, suits, debts including, but not limited to the right to repayment under the Notes, demands and benefits of whatever character in law, or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature, whatsoever, now existing or arising in the future based on any act or omission, event, occurrence, or non-occurrence, from the beginning of time to the date of execution of this Agreement.

SECTION 6. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of law principles thereof.

SECTION 7. Counterparts. This Assignment may be signed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Facsimile copies of this Assignment shall have the same effect as originals.

SECTION 8. Benefit. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNOR:

Investview, Inc.

By:/s/ Dr. Joseph Louro
Name: Dr. Joseph Louro
Title: CEO

ASSIGNEE:

Fortified Management Group, LLC

By:/s/ Thomas Scipione
Name: Thomas Scipione
Title: Manager

NOTE HOLDERS:

/s/ Todd Tabacco
Todd Tabacco

/s/ Derek Tabacco
Derek Tabacco

/s/ Richard L’Insalata
Richard L’Insalata

EXHIBIT A